EXHIBIT 23.3


LABONTE & CO.                                    1205 - 1095 WEST PENDER STREET
-------------------------------------------      VANCOUVER, BC  CANADA
C H A R T E R E D  A C C O U N T A N T S         V6E 2M6
-------------------------------------------      TELEPHONE    (604) 682-2778
                                                 FACSIMILE    (604) 689-2778
                                                 EMAIL:       RJL@LABONTECO.COM







May 29, 2002



U.S. SECURITIES AND EXCHANGE COMMISSION
Division of Corporation Finance
450 Fifthe St. N.W.
Washington  DC  20549


RE: DDI INTERNATIONAL INC. - FORM SB-2 REGISTRATION STATEMENT

Dear Sirs:

As chartered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated May 29, 2002, of the following:

o    Our report to the Board of Directors and Stockholders of DDI
     International Inc. dated May 6, 2002 on the financial statements of the Company as at April 30, 2002 and for the period from March 22, 2002 (inception) to April 30, 2002.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,


"LaBonte & Co."

LABONTE & CO.
CHARTERED ACCOUNTANTS